Exhibit 99.1

Greenidge Generation Announces Financial and Operating Results for Third Quarter 2022 and Provides Operational Update for October 2022

Third Quarter 2022
•Revenue of $29.4 million for the third quarter of 2022
•Produced approximately 866 bitcoin during the third quarter
•Power plant uptime of 100.0% in third quarter, 99.9% YTD through September 30, 2022, and 98.3% LTM, including downtime for scheduled maintenance outages
•Mining capacity of approximately 2.4 EH/s from approximately 24,500 miners in service at September 30, 2022
•$39 million in cash and fair value of cryptocurrency holdings at September 30, 2022
•GAAP net loss of $(23.1) million for the quarter
•Adjusted EBITDA loss of $(2.3) million for the quarter
•LTM Adjusted EBITDA of $28.4 million

October 2022 Operational Update
•Produced approximately 269 bitcoin in October 2022
•Approximately 2.5 EH/s of mining capacity from approximately 24,500 miners in service as of October 31, 2022
•Power plant uptime of 97.8%, as a scheduled annual maintenance period began at end of October

Adjusted net (loss) income, Adjusted EBITDA, Adjusted EBITDA margin and last twelve months (“LTM”) Adjusted EBITDA are non-GAAP measures. See the tables attached to this press release for a reconciliation from GAAP to non-GAAP measures and "Use of Non-GAAP Information" below for more details.

Fairfield, Conn. – November 14, 2022 – Greenidge Generation Holdings Inc. (NASDAQ: GREE) (“Greenidge”), a vertically integrated cryptocurrency datacenter and power generation company, today announced financial and operating results for the third quarter of 2022 and provided an operational update for the month ended October 31, 2022.
“Our third quarter results demonstrated our consistently strong operational performance, as we increased our bitcoin production by 39% over the second quarter’s production due to our focus on miner uptime, coupled with the reliability of controlling our own power afforded by our vertical integration,” said Dave Anderson, Chief Executive Officer of Greenidge. “The prolonged crypto winter that has impacted our industry has caused us to reassess our expansion plans while we work to improve our liquidity.”

Third Quarter 2022 Financial Results

$ in thousands, except Adjusted EBITDA margin	Q3 2022	Q3 2021	Variance
Total Revenue	$29,359	$35,754	(18)%
Cryptocurrency datacenter revenue	$18,272	$31,156	(41)%
Power and capacity revenue	$3,613	$3,077	17%
Adjusted EBITDA (loss)	$(2,288)	$21,177	N/A
Adjusted EBITDA margin	(7.8)%	59.2%

Greenidge’s revenue for the third quarter was $29.4 million, down 18% compared to the prior year period. Cryptocurrency datacenter revenue for the third quarter was $18.3 million, down 41% compared to the prior year period, and Power and capacity revenue for the third quarter was $3.6 million, up 17% compared to the prior year period. Greenidge’s Support.com subsidiary, which was acquired in September 2021, generated approximately $7.5 million in third quarter revenue, up 391% as about half of one month’s operations of Support.com was included in Greenidge’s third quarter 2021 results. Support.com revenue is included in Greenidge’s Services and other revenue line item on the income statement.

Greenidge produced approximately 866 bitcoin during the third quarter of 2022, compared to 729 bitcoin in the third quarter of 2021, and had approximately 24,500 miners in service with approximately 2.4 EH/s of combined capacity as of September 30, 2022.

Net loss was $(23.1) million for the third quarter as compared to $(7.9) million in the prior year period. Greenidge’s third quarter 2022 results included $0.8 million of losses on sales of assets, $0.2 million of merger and other costs and $0.2 million of expansion costs. Adjusted net loss was $(22.0) million, compared to Adjusted net income of $12.2 million in the prior year period.

Adjusted EBITDA (loss) for the third quarter was $(2.3) million compared to the prior year period of $21.2 million.

Greenidge ended the quarter with approximately $39 million of cash, restricted cash and fair market value of cryptocurrency holdings, of which, less than $1 million was cryptocurrency holdings.

October 2022 Operational Update
During the month of October 2022, Greenidge produced approximately 269 bitcoin. As of October 31, 2022, Greenidge had approximately 2.5 EH/s of mining capacity from approximately 24,500 miners in service.

Power Plant Performance
Greenidge’s mining operations in Dresden, NY are powered by the power plant located at the facility. The plant is periodically offline for scheduled maintenance outages and for unscheduled outages. In the third quarter of 2022, the plant was offline for zero (0) hours, representing an uptime, defined as running hours divided by total hours in the period, of 100.0%. For the nine months ended September 30, 2022, the plant was offline for six (6) hours, representing an uptime of 99.9%. Offline hours include hours the plant is offline for scheduled maintenance. The plant’s annual maintenance period began near the end of October, resulting in the plant being offline for approximately two days in October, representing an uptime of 97.8% for the month of October and 99.2% for the ten months ended October 31, 2022. There is additional planned time offline during the remainder of the fourth quarter 2022 of approximately 13 days to complete the annual maintenance.

Development Plan Update
Greenidge previously disclosed that it expected to have 3.6 EH/s of mining capacity by the first quarter of 2023. In an effort to preserve its liquidity, Greenidge is currently reassessing its expansion plans. As previously disclosed, during the second quarter of 2022, the price of bitcoin decreased approximately 57% and the cost of natural gas increased approximately 53%. Given the lack of meaningful improvement in the price of bitcoin and the cost of natural gas coupled with Greenidge’s existing financial liabilities, there is uncertainty regarding Greenidge’s financial condition and substantial doubt about its ability to continue as a going concern for a reasonable period of time.
During the third quarter of 2022, Greenidge continued to reduce its inventory of older, less efficient mining equipment in order to free up mining capacity for newer more, efficient miners in its order book. Greenidge expects this trend to continue through the end of 2022, and may also consider other assets sales to further enhance its liquidity position.

About Greenidge Generation Holdings Inc.
Greenidge Generation Holdings Inc. (NASDAQ: GREE) is a vertically integrated cryptocurrency datacenter and power generation company.

Use of Non-GAAP Information
To provide investors and others with additional information regarding the financial results of Greenidge (the "Company"), the Company has disclosed in this press release certain non-GAAP operating performance measures of Adjusted EBITDA, Adjusted EBITDA margin, LTM Adjusted EBITDA and Adjusted net (loss) income. Adjusted EBITDA is defined as earnings before interest, taxes and depreciation and amortization, which is then adjusted for stock-based compensation and other special items determined by management, including, but not limited to costs associated with the merger with Support.com, costs of becoming a public company (which included the costs of a corporate reorganization from an LLC, public registration of shares and associated costs), business expansion costs, impairments of goodwill and long-lived assets, gains or losses from the sales of long-lived assets and remeasurement of environmental liabilities. Adjusted EBITDA margin is the percentage of Adjusted EBITDA of revenue. LTM Adjusted EBITDA is Adjusted EBITDA over the last twelve-month period. Adjusted net (loss) income is net (loss) income adjusted for the after-tax impacts of special items determined by management, including but not limited to costs associated with the merger with Support.com, costs of becoming a public company (which included the costs of a corporate reorganization from an LLC, public registration of shares and associated costs), business expansion costs, impairments of goodwill and long-lived assets, gains or losses from the sale of long-lived assets and remeasurement of environmental liabilities and tax charges for the recognition of valuation allowances on deferred tax assets. These non-GAAP financial measures are a supplement to and not a substitute for or superior to, the Company’s results presented in accordance with U.S. GAAP. The non-GAAP financial measures presented by the Company may be different from non-GAAP financial measures presented by other companies. Specifically, the Company believes the non-GAAP information provides useful measures to investors regarding the Company’s financial performance by excluding certain costs and expenses that the Company believes are not indicative of its core operating results. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for results or guidance prepared and presented in accordance with U.S. GAAP. Greenidge compensates for these limitations by relying primarily on its GAAP results and using EBITDA and Adjusted EBITDA on a supplemental basis. You should review the reconciliation of net loss to EBITDA and Adjusted EBITDA below and not rely on any single financial measure to evaluate Greenidge's business.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. Greenidge compensates for these limitations by relying primarily on its GAAP results and using EBITDA and Adjusted EBITDA on a supplemental basis. You should review the reconciliation of net loss to EBITDA and Adjusted EBITDA below and not rely on any single financial measure to evaluate Greenidge's business.

Forward-Looking Statements
This press release includes certain statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve uncertainties that could significantly affect Greenidge’s financial or operating results. These forward-looking statements may be identified by terms such as “anticipate,” “believe,” “continue,” “foresee,” “expect,” “intend,” “plan,” “may,” “will,” “would,” “could,” and “should,” and the negative of these terms or other similar expressions. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Forward-looking statements in this press release include, among other things, statements regarding the business plan, business strategy and operations of Greenidge in the future. In addition, all statements that address operating performance and future performance, events or developments that are expected or anticipated to occur in the future, such as statements concerning (i) future liquidity, (ii) potential asset sales, and (iii) hours to complete annual maintenance, are forward looking statements. Forward-looking statements are subject to a number of risks, uncertainties and assumptions. Matters and factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include but are not limited to the matters and factors described in Part I, Item 1A. “Risk Factors” of Greenidge’s Annual Report on Form 10-K for the year ended December 31, 2021, in Part II, Item 1A. “Risk Factors” of Greenidge’s Quarterly Report on Form 10-Q for the period ended September 30, 2022, and its other filings with the Securities and Exchange Commission, as well as statements about or relating to or otherwise affected by the completion of management’s final review of the financial results and Greenidge’s other closing procedures. Consequently, all of the forward-looking statements made in this press release are qualified by the information contained under this caption. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements in this press release. You should not put undue reliance on forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, the actual results, performance, or achievements of Greenidge could differ materially from the results expressed in, or implied by, any forward-looking statements. All forward-looking statements speak only as of the date of this press release and Greenidge does not assume any duty to update or revise any forward-looking statements included in this press release, whether as a result of new information, the occurrence of future events, uncertainties or otherwise, after the date of this press release.

For further information, please contact:
Investor Relations
investorrelations@greenidge.com
Media Inquiries
media@greenidge.com

GREENIDGE GENERATION HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
Amounts denoted in 000s (except per share data)

	Three Months Ended September 30,
	2022	2021
REVENUE:
Cryptocurrency datacenter	$18,272	$31,156
Power and capacity	3,613	3,077
Services and other	7,474	1,521
Total revenue	29,359	35,754
OPERATING COSTS AND EXPENSES:
Cost of revenue - cryptocurrency datacenter (exclusive of depreciation and amortization)	14,675	5,974
Cost of revenue - power and capacity (exclusive of depreciation and amortization)	3,760	2,831
Cost of revenue - services and other (exclusive of depreciation and amortization)	3,660	854
Selling, general and administrative	10,240	5,446
Merger and other costs	242	29,847
Depreciation and amortization	13,835	2,667
Impairment of long-lived assets	—	—
Remeasurement of environmental liability	—	—
Total operating costs and expenses	46,412	47,619
Loss from operations	(17,053)	(11,865)
OTHER INCOME (EXPENSE), NET:
Interest expense, net	(5,430)	(1,009)
Interest expense - related party	—	—
Gain on sale of digital assets	—	18
Loss on sale of assets	(759)	—
Other income (loss), net	144	(29)
Total other expense, net	(6,045)	(1,020)
Loss before income taxes	(23,098)	(12,885)
Provision for income taxes	79	(4,989)
Net loss	$(23,177)	$(7,896)

(Loss) earnings per share:
Basic	$(0.55)	$(0.28)
Diluted	$(0.55)	$(0.22)

GREENIDGE GENERATION HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
Amounts denoted in $000s

	September 30, 2022 (Unaudited)	December 31, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$28,013	$82,599
Restricted cash	10,500	—
Short term investments	—	496
Digital assets	337	476
Accounts receivable	4,704	5,524
Prepaid expenses	9,694	9,146
Emissions and carbon offset credits	1,259	2,361
Total current assets	54,507	100,602
LONG-TERM ASSETS:
Property and equipment, net	246,071	217,091
Right-of-use assets	222	1,472
Intangible assets, net	2,841	3,537
Goodwill	3,062	3,062
Deferred tax assets	29	15,058
Other long-term assets	615	445
Total assets	$307,347	$341,267

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,064	$5,923
Accrued emissions expense	5,226	2,634
Accrued expenses	15,560	10,375
Income taxes payable	185	2,481
Long-term debt, current portion	73,218	19,577
Lease obligations, current portion	112	736
Total current liabilities	98,365	41,726
LONG-TERM LIABILITIES:
Long-term debt, net of current portion and deferred financing fees	96,515	75,251
Lease obligations, net of current portion	137	193
Environmental liability	22,415	11,306
Other long-term liabilities	358	368
Total liabilities	217,790	128,844
STOCKHOLDERS' EQUITY	89,557	212,423
Total liabilities and stockholders' equity	$307,347	$341,267

GREENIDGE GENERATION HOLDINGS INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
Amounts denoted in 000s

Reconciliation of Net loss to Adjusted EBITDA (loss)
	Three Months Ended September 30,
	2022	2021
Net loss	$(23,177)	$(7,896)
Provision for income taxes	79	(4,989)
Interest expense, net	5,430	1,009
Depreciation and amortization	13,835	2,667
EBITDA (loss)	$(3,833)	$(9,209)
Stock-based compensation	361	411
Merger and other costs	242	29,847
Expansion costs	183	128
Loss on sale of assets	759	—
Adjusted EBITDA (loss)	$(2,288)	$21,177
Adjusted EBITDA percentage of revenue	(7.8)%	59.2%

Reconciliation of Net income (loss) to Adjusted Net income (loss)
	Three Months Ended September 30,
	2022	2021
Net loss	$(23,177)	$(7,896)
Merger and other costs, after tax	242	19,969
Expansion costs, after tax	183	93
Loss on sale of assets, after tax	759	—
Adjusted net (loss) income	$(21,993)	$12,166

Reconciliation of Net (loss) income to LTM Adjusted EBITDA
	Fiscal Year	Nine Months Ended:		Last 12 Months
	2021	September 30, 2021	September 30, 2022	September 30, 2022
Net loss	$(44,480)	$(3,099)	$(131,488)	$(172,869)
Provision for income taxes	408	(2,860)	15,200	18,468
Interest expense, net	3,692	1,399	15,693	17,986
Depreciation and amortization	8,855	5,531	22,680	26,004
EBITDA (loss)	$(31,525)	$971	$(77,915)	$(110,411)
Stock-based compensation	3,770	1,474	1,029	3,325
Merger and other costs	32,272	31,095	940	2,117
Expansion costs	2,362	128	2,375	4,609
Loss on sale of assets	—	—	130	130
Goodwill impairment	42,307	—	—	42,307
Impairment of long-lived assets	—	—	71,500	71,500
Remeasurement of environmental liabilities	3,688	—	11,109	14,797
Adjusted EBITDA (loss)	$52,874	$33,668	$9,168	$28,374